SCHEDULE OF SERIES PORTFOLIOS OF SPDR® SERIES TRUST

Dated: February 20, 2013

Fund Name
SPDR® Dow Jones Total Market ETF
SPDR® Dow Jones Large Cap ETF
SPDR® S&P 500 Growth ETF
SPDR® S&P 500 Value ETF
SPDR® Dow Jones Mid Cap ETF
SPDR® S&P 400 Mid Cap Growth ETF
SPDR® S&P 400 Mid Cap Value ETF
SPDR® S&P 600 Small Cap ETF
SPDR® S&P 600 Small Cap Growth ETF
SPDR® S&P 600 Small Cap Value ETF
SPDR® Global Dow ETF
SPDR® Dow Jones REIT ETF
SPDR® S&P® Bank ETF
SPDR® S&P® Capital Markets ETF
SPDR® S&P® Insurance ETF
SPDR® Morgan Stanley Technology ETF
SPDR® S&P® Dividend ETF
SPDR® S&P® Aerospace & Defense ETF
SPDR® S&P® Biotech ETF
SPDR® S&P® Health Care Equipment ETF
SPDR® S&P® Health Care Services ETF
SPDR® S&P® Homebuilders ETF
SPDR® S&P® Metals & Mining ETF
SPDR® S&P® Oil & Gas Equipment & Services ETF
SPDR® S&P® Oil & Gas Exploration & Production ETF
SPDR® S&P® Outsourcing & IT Consulting ETF*
SPDR® S&P® Pharmaceuticals ETF
SPDR® S&P® Retail ETF
SPDR® S&P® Semiconductor ETF
SPDR® S&P® Software & Services ETF
SPDR® S&P® Telecom ETF
SPDR® S&P® Transportation ETF
SPDR® S&P® Regional Banking ETF
SPDR® S&P® Mortgage Finance ETF
SPDR® Barclays Capital 1-3 Month T-Bill ETF
SPDR® Barclays Capital Intermediate Term Treasury ETF
SPDR® Barclays Capital Long Term Treasury ETF
SPDR® Barclays Capital TIPS ETF
SPDR® Barclays Capital Aggregate Bond ETF
SPDR® Nuveen Barclays Capital Municipal Bond ETF
SPDR® Barclays Capital International Treasury Bond ETF
SPDR® Nuveen Barclays Capital Short Term Municipal Bond ETF
SPDR® Nuveen Barclays Capital California Municipal Bond ETF

SPDR® Nuveen Barclays Capital New York Municipal Bond ETF
SPDR® Barclays Capital High Yield Bond ETF
SPDR® DB International Government Inflation-Protected Bond ETF
SPDR® Barclays Capital Short Term International Treasury Bond ETF
SPDR® Barclays Capital Intermediate Term Corporate Bond ETF
SPDR® Barclays Capital Long Term Corporate Bond ETF
SPDR® Barclays Capital Convertible Securities ETF
SPDR® Barclays Capital Mortgage Backed Bond ETF
SPDR® Nuveen S&P® VRDO Municipal Bond ETF
SPDR® Wells Fargo Preferred Stock ETF
SPDR® Barclays Capital Short Term Corporate Bond ETF
SPDR® Nuveen Barclays Capital Build America Bond ETF
SPDR® Barclays Capital International Corporate Bond ETF
SPDR® Barclays Capital Emerging Markets Local Bond ETF
SPDR® Barclays Capital Issuer Scored Corporate Bond ETF
SPDR® Nuveen S&P® High Yield Municipal Bond ETF
SPDR® Barclays Capital Short Term Treasury ETF
SPDR® Barclays Capital Investment Grade Floating Rate ETF
SPDR® Barclays Capital Short Term High Yield Bond ETF
SPDR® BofA Merrill Lynch Emerging Markets Corporate Bond ETF
SPDR® BofA Merrill Lynch Crossover Corporate Bond ETF
SPDR® S&P® 1500 Value Tilt ETF
SPDR® S&P® 1500 Momentum Tilt ETF
SPDR® Russell 1000 Low Volatility ETF
SPDR® Russell 2000 Low Volatility ETF

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